UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 30, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 30, 2017, OrangeHook, Inc., a Florida corporation (the "Company"), entered into a one-year Promissory Note with board member Whitney Peyton ("Peyton") in the principal amount of $2,900,000 (the "$2.9 Million Note"). The $2.9 Million Note matures on October 29, 2018 ("Maturity Date"), accrues interest at an annual rate of 9.99% and may be extended for an additional year at the Company's option. The $2.9 Million Note calls for quarterly interest payments of accrued interest in arrears. Any unpaid accrued interest and principal amount are due at the Maturity Date unless extended at the Company's option.  The Company may prepay the $2.9 Million Note in full without penalty. The $2.9 Million Note is supported by personal guarantees by board members James Mandel ("Mandel") and Jeffrey Hattara ("Hattara"), the Company's Chief Executive Officer and Chief Strategy Officer, respectively, and chairman of the board, Donald Miller ("Miller") in the amounts of $700,000, $800,000 and $700,000, respectively. Proceeds were used to retire other outstanding debt and accrued interest of approximately $2.7 million and to pay closing fees and expenses including broker and legal fees.

On October 30, 2017, OrangeHook, Inc., a Minnesota corporation (the "OrangeHook MN"), a wholly-owned subsidiary of the Company, exercised its ability to extend its $1,000,000 Promissory Note dated July 31, 2017 ("$1 Million Note") with MEZ Capital LLC, a Minnesota limited liability company ("MEZ") to January 28, 2018. The principal balance of the $1 Million Note is now $1,054,000. The interest charge associated with this extension is $90,000 and is due at maturity. OrangeHook MN previously entered into an extension agreement for the $1 Million Note on September 15, 2017 ("Extension Agreement"), but no payment was required due to OrangeHook MN's compliance with the Extension Agreement and its decision to extend the $1 Million Note as specified in the original note.  The terms of the $1 Million Note remain the same and supported by the five personal guarantees, including those of Mandel, Hattara, Peyton and Miller.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   November 3, 2017
By:  /s/   David C. Carlson
               David C. Carlson
               Chief Financial Officer